Exhibit 99.1

6500 West Freeway, Suite 800 Fort Worth, Texas 76116 817.989.9000 telephone 817.989.9001 facsimile www.approachresources.com
News Release
Approach Resources
Acquires Strawn/Ellenburger Rights
In Ozona Northeast, Permian Basin
Acquisition will Include
75 – Mile Gathering System
     Fort Worth, Texas, July 1, 2008 – Approach Resources Inc. (NASDAQ: AREX) (“Approach” or the “Company”) has acquired additional interests and properties in the Company’s 41,176 – acre Ozona Northeast field in Crockett and Schleicher Counties, Texas. The properties were acquired from J. Cleo Thompson & James Cleo Thompson, Jr., L.P. and certain other sellers and include:
•	an additional 95% working interest in all depths below the top of the Strawn formation,

•	9.4 Bcfe of estimated proved and probable reserves, including 7.7 Bcfe of estimated proved reserves,

•	1.5 MMcfe/d in current net production, and

•	approximately 75 miles of gathering lines and related compression facilities.
     The purchase price was $12 million, subject to customary post-closing adjustments. The Company expects to allocate the purchase price $9.5 million to oil and gas properties and $2.5 million to the gathering system, compression facilities and related equipment. Funding will be provided primarily through borrowings under Approach’s $100 million revolving credit facility.
     Before the acquisition, Approach owned a 100% working interest above the top of the Strawn formation and a 5% working interest below the top of the Strawn formation in Ozona Northeast. As a result of the acquisition, Approach will now own a 100% working interest in all depths of the subsurface in Ozona Northeast. The Strawn formation sits just above the Ellenburger formation. Approach believes both formations are prospective for additional production and reserves.
     The Company estimates proved reserves from the acquisition to be 7.7 Bcfe and probable reserves to be 1.7 Bcfe. As previously reported, the Company is reprocessing 3-D seismic shot over Ozona Northeast to help identify additional drilling and recompletion opportunities.
     J. Ross Craft, President and CEO, commented, “Ozona Northeast continues to be an important strategic asset to the Company’s growth profile with over 600 identified Canyon locations remaining to be drilled. Acquiring the additional 95% interest in the Strawn and Ellenburger formations, plus 75 miles of complementary gathering lines and compression, offers upside reserve potential as well as cost savings on future pipeline installations.”
     Mr. Craft further commented, “Based on the knowledge gained from our successful Cinco Terry Ellenburger program, we are optimistic that this acquisition will allow us to realize additional Ellenburger and Strawn reserves. We are close to completing the reprocessing and interpretation of our Ozona Northeast 3-D seismic data as well as the redrafting of our Canyon geological model. Initial results from the reprocessing and interpretation of the seismic data is encouraging in that we believe we will be able to identify individual Canyon sand channels as well as Strawn and Ellenburger anomalies with more precision. Before the reprocessing of the 3-D seismic data, we relied on the drill bit and subsurface mapping in the identification of these bifurcating channel sand deposits and carbonate anomalies. Although we have had good success to date in Ozona Northeast with a drilling success rate of 94%, I feel confident that our efficiency and individual well recoveries will continue to improve.”
     A presentation providing further details of the acquisition will be made available under the Investor Relations section of the Company’s web site, www.approachresources.com.
     The Company will host a conference call on Wednesday, July 2, 2008 at 10:00 a.m. CDT (11:00 a.m. EDT) to discuss the acquisition. To participate in the conference call, domestic participants should dial (877) 397-0291 and international participants should dial (719) 325-4873 approximately 15 minutes before the scheduled conference time. To access the simultaneous webcast of the conference call, please visit the events and presentations page under the Investor Relations section of the Company’s web site, www.approachresources.com, 15 minutes before the scheduled conference time to register for the webcast and install any necessary software. A replay of the webcast will be available for one year on the Company’s web site.
About Approach Resources Inc.
     Approach Resources Inc. is an independent energy company engaged in the exploration, development, production and acquisition of unconventional natural gas and oil properties in the United States. The Company focuses on natural gas and oil reserves in tight sands and shale. The Company operates or holds leases in Texas, Kentucky and New Mexico and has a non-operating interest in British Columbia. For more information about the Company, please visit www.approachresources.com.
Forward-Looking Statements and Cautionary Statements
     This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of management regarding proved reserves, probable reserves, cost savings, allocation of purchase price, drilling success and individual well recoveries resulting from the acquisition discussed herein and the reprocessing and interpretation of 3-D seismic data in Ozona Northeast. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate and believed to be reasonable by management. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. In particular, careful consideration should be given to the cautionary statements and risk factors described in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the

Securities and Exchange Commission (“SEC”) on March 28, 2008 and May 8, 2008, respectively. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
     The SEC has generally permitted oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. The Company uses the terms “estimated ultimate recovery,” “EUR,” “probable,” “possible” and “non-proven” reserves, reserve “potential” or “upside” or other descriptions of volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC’s guidelines may prohibit the Company from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by the Company.
     Reserve estimates and estimates of reserve potential or upside with respect to the acquisition discussed herein were made by the Company’s internal engineers without review by an independent petroleum engineering firm. Data used to make these estimates were obtained from the sellers and from publicly available information and may not be as complete as that which is available for the Company’s owned properties. The Company believes its estimates of proved reserves comply with criteria provided under current rules of the SEC.
Contact:
J. Ross Craft
Steven P. Smart
J. Curtis Henderson
Megan P. Brown
Approach Resources Inc.
(817) 989-9000
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